EXHIBIT 5.1

                                      August 5, 1996




Interstate National Dealer Services, Inc.
333 Earle Ovington Boulevard, Suite 700
Mitchel Field, New York  11553


Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Interstate National Dealer Services, Inc., a Delaware corporation (the "Company"), on or about the date hereof with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 344,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), reserved for issuance pursuant to the terms of the Company's Amended and Restated 1993 Employee Stock Option Plan, as amended (the "Plan").

          We are familiar with the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, and have examined copies of the Plan, the resolutions adopted by the Company's Board of Directors and actions by the Company's stockholders pertaining to the Plan, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, evidence of corporate action, certificates and other instruments, and have made such other investigations of law and fact, as we have deemed necessary or appropriate for the purposes of this opinion.

          Based upon the foregoing, it is our opinion that the 344,000 shares of Common Stock reserved for issuance pursuant to the terms of the Plan have been duly authorized and, when issued in accordance with the terms of the Plan and upon payment of the purchase price therefor, will be validly issued, fully paid and non-assessable.

          We hereby consent to the use of this opinion in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.


                                   Very truly yours,

                                   ROBINSON SILVERMAN PEARCE
                                   ARONSOHN & BERMAN LLP